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                                                                     EXHIBIT 4.1

                 BANCTEC, INC./RECOGNITION INTERNATIONAL INC.
                         1990 CORPORATE INCENTIVE PLAN
                    As Amended and Restated October 23, 1995

     The purposes of this Amended and Restated BancTec, Inc./Recognition International Inc. 1990 Corporate Incentive Plan (the "Plan") are to provide an incentive for key employees of Recognition International Inc. (the "Company"), a Delaware corporation and wholly-owned subsidiary of BancTec, Inc. ("BancTec"), and its subsidiaries to remain in the employ of the Company and/or its subsidiaries and to improve their performance of duties for the Company and/or its subsidiaries, to provide an opportunity for such employees to acquire a, or enlarge their, proprietary interest in the Company so that they will devote their best efforts to the benefit of the Company and to provide a method of rewarding key employees of the Company and its subsidiaries for superior performance.

                                  DEFINITIONS

     As used in the Plan, the following terms shall, unless the context otherwise requires, have the respective meanings set forth below:

     (a) "Additional Right" shall mean a stock appreciation right granted by the Committee pursuant to the Plan entitling the holder upon the exercise of the Related Option to receive the cash amount described in Section 3.2 of the Plan in addition to the shares of Common Stock issuable upon exercise of his Related Option.

     (b) "Alternative Right" shall mean a stock appreciation right granted by the Committee pursuant to the Plan entitling the holder upon exercise thereof (and the concurrent termination of the corresponding portion of the Related Option) to receive the cash amount and/or shares of Common Stock described in Section 3.3 of the Plan in lieu of the shares of Common Stock that would have been deliverable had he exercised the corresponding portion of such Related Option.

     (c) "Award Income" shall mean for any Performance Year the consolidated net income of the Company and subsidiaries for such Performance Year as shown on the consolidated statement of operations set forth in the Annual Report to Shareholders of the Company for such Performance Year, adjusted by (i) adding thereto the provision for income taxes, (ii) adding thereto the amount of any charge to income by reason of the Plan and (iii) deducting therefrom the amount of any credit to income by reason of the Plan. The Award Income for any Performance Year for which the consolidated statement of operations shows a net loss shall be deemed to be zero.

     (d) "Award Reserve" shall mean at any time the total amount expressed in U.S. dollars that is available at the time for the grant of Performance Awards.

     (e) "Common Stock" shall mean the Common Stock, par value $.01 per share, of BancTec or the other kind(s) of securities which shall be substituted for Common Stock or to which Common Stock shall be adjusted in accordance with Section 5.6 of the Plan. "Shares" shall mean shares of Common Stock or shares or units of such other kinds of securities.

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

     (f) "Committee" shall mean the Compensation Committee of the Board of Directors of the Company which shall consist of three or more members of the Board of Directors, each of whom shall be selected by and serve at the pleasure of the Board of Directors and shall be a disinterested person (as that term is defined in Rule 16b-3, or any similar or superseding regulation or regulations, in effect from time to time ("Rule 16b-3"), under the Securities Exchange Act of 1934, as amended, or any similar or superseding statute or statutes, in effect from time to time (the "1934 Act")).

     (g) "Fair Market Value" on any date shall mean (i) the closing sale price per share of Common Stock on the Nasdaq National Market System on such date, or if there be no sales reported on such date, on the preceding business day on which a sale is reported or (ii) if the Common Stock is not then listed on any securities exchange or automated interdealer quotation system, the amount reasonably determined by the Committee to be the Fair Market Value per share of Common Stock on such date.

     (h) "Option" shall mean an employee stock option granted by the Committee pursuant to the Plan. An "Incentive Stock Option" shall mean an Option which meets the requirements of Section 422A of the Internal Revenue Code of 1986, as amended, or any similar or superseding statute or statutes, in effect from time to time (the "Code").

     (i) "Parent" shall mean BancTec, Inc. ("BancTec") or any successor corporation that owns, directly or indirectly, stock possessing more than 50% of the voting power of all classes of stock of the Company.

     (j) "Performance Award" shall mean a performance award granted by the Committee pursuant to the Plan entitling the recipient to receive the cash and/or shares of Common Stock described in Section 4.1 of the Plan.

     (k) "Performance Year" shall mean the fiscal year of the Company ending on October 31, 1991 and each subsequent fiscal year that ends during the term of the Plan.

     (l) "Related Option" shall mean any option to purchase Common Stock, heretofore or hereafter granted by Recognition to any employee of Recognition and/or any Subsidiary under the Plan or otherwise, with respect to all or any portion of the shares of Common Stock covered by such option, an Additional Right or an Alternative Right, or both, has been granted.

     (m)  "Rights" shall mean both Additional Rights and Alternative Rights.

     (n) "Securities" shall mean shares of Common Stock of BancTec acquired upon exercise or payment of Options or Rights or Performance Awards and any securities issued in respect of such shares.

     (o) "Spread" shall mean (i) with respect to the exercise of any Alternative Right an amount equal to the product computed by multiplying
     (A) the excess of (X) the Fair Market Value per share of Common Stock on the date the Right is exercised over (Y) the option price per share of Common Stock at which the Related Option is exercisable, by (B) the

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     number of shares of Common Stock (covered by the Related Option) with respect to which such Right is being exercised, and (ii) with respect to the exercise of any Related Option an amount equal to the product computed by multiplying (A) the excess of (X) the Fair Market Value per share of Common Stock on the date the Related Option is exercised over (Y) the option price per share at which such Related Option is exercisable, by (B) the number of shares of Common Stock with respect to which such Related Option is being exercised.

     (p) "Subsidiary" shall mean any corporation, if stock possessing more than 50% of the voting power of all classes of stock of such corporation is owned, directly or indirectly, by the Company.


                                       I
                                ADMINISTRATION

     Section 1.1  ADMINISTRATION.  The Plan shall be administered by the
                  --------------
Committee. The Committee from time to time may prescribe, amend and rescind such rules, regulations, provisions and procedures, consistent with the terms of the Plan, as, in its opinion, may be advisable in the administration of the Plan and shall determine the provisions, which shall be consistent with the terms of the Plan but need not be identical, of the respective agreements required by
Section 1.6 of the Plan, including, without limitation, provisions (a) specifying the term, and period or periods and extent of exercisability, of Options and Rights, (b) by imposing, and specifying the nature and extent of, restrictions, if any, upon disposition of any Securities, (c) specifying the circumstances, if any, under which all or part of any Securities may be required to be forfeited and surrendered to the Company (and the consideration, if any, to be paid by the Company for any such Securities forfeited and surrendered) and
(d) specifying the extent and times of lapse of any such restrictions or risks of forfeiture. The Committee shall have the authority, in its discretion, to construe and interpret the Plan and such respective agreements and to make all other determinations necessary or advisable for administering the Plan. A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee, shall be the acts of the Committee, unless provisions to the contrary are embodied in the Company's By-Laws or resolutions duly adopted by the Board of Directors. All actions taken and decisions or determinations made by the Committee pursuant to the Plan shall be binding and conclusive on all persons interested in the Plan. No member of the Committee shall be liable for any action, decision or determination taken or made in good faith with respect to the Plan or any Option, Right or Performance Award granted under it.

     Section 1.2  ELIGIBILITY.  The employees of the Company and its
                  -----------
Subsidiaries (including officers and directors thereof if they are such employees) who, in the opinion of the Committee, possess a capacity for contributing, or have contributed, in substantial measure to the successful performance of the Company shall be eligible to be granted Options, Rights and Performance Awards. From such eligible employees, the Committee shall, from time to time, choose those, if any, to whom Options, Rights and/or Performance Awards shall be granted. More than one Option, Right and/or Performance Award may be granted to the same person. The adoption of the Plan shall not be deemed to give any person a right to be granted any Option, Right or Performance Award.

     Section 1.3  SHARES AVAILABLE.  The Board of Directors of BancTec shall
                  ----------------
reserve for the purposes of the

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Plan, out of the authorized but unissued shares of Common Stock or out of shares of Common Stock held in the BancTec's Treasury, or partly out of each, as shall be determined by the Board of Directors of BancTec, a total of 762,321 shares of such Common Stock. Any shares delivered upon exercise of Options or Alternative Rights or in payment of Additional Rights or Performance Awards granted under the Plan shall reduce by the number of shares so delivered the number of shares available for granting of Options, Rights and/or Performance Awards under the Plan; provided, however, that shares delivered upon exercise of an Alternative Right relating to an option not granted under the Plan shall be deemed to have been delivered from the shares reserved for delivery upon exercise of such option and shall not reduce the number of shares available under the Plan. If an Option granted under the Plan to any employee expires or is cancelled or terminated unexercised as to any shares covered thereby, or if a Performance Award granted to any employee and payable in shares is forfeited as to any undelivered shares included therein or if any Securities are forfeited and surrendered to the Company, such shares or Securities shall be available for granting of Options, Rights and/or Performance Awards under the Plan. Upon the exercise of an Alternative Right relating to an Option granted under the Plan, there shall be restored to the shares available for granting of Options, Rights and/or Performance Awards under the Plan a number of shares equal to the excess of (i) the number of shares as to which the Related Option terminates as the result of such exercise over (ii) the number of shares delivered to the optionee upon such exercise.

     Section 1.4  LIMITATION.  Subject to adjustment in accordance with Sections
                  ----------
5.6 and 5.7 of the Plan, notwithstanding anything to the contrary elsewhere in this Plan, the number of shares of Common Stock with respect to which Options and/or Rights may be granted to any person in any fiscal year of the Company shall not exceed an aggregate of 500,000 shares in the case of the Company's chief executive officer and shall not exceed an aggregate of 250,000 shares in the case of any other person. If Options or Rights granted under the Plan are cancelled or amended, then the application of the foregoing limitations shall be determined in accordance with regulations issued by the Treasury Department under Section 162(m) of the Code.

     Section 1.5  AUTHORITY OF THE COMMITTEE TO GRANT OPTIONS, RIGHTS AND
                  -------------------------------------------------------
PERFORMANCE AWARDS.  Subject to the provisions of the Plan, the Committee shall
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have authority, in its discretion, to determine the persons to whom Options,
Rights and Performance Awards shall be granted, to grant Options, Rights and Performance Awards, to determine the number of shares to be covered by any Option and to establish limits upon the maximum number of shares (which may be stated as a maximum percentage of a total Right or a maximum dollar amount of a total Performance Award) to be issued or delivered upon exercise or payment of each Right or Performance Award. The Committee shall have the authority to grant Incentive Stock Options under the Plan. Options shall be clearly identified as Incentive Stock Options or non-Incentive Stock Options at the time of grant.

     Section 1.6  AGREEMENTS.  The specific terms of each Option, Right and
                  ----------
Performance Award granted by the Committee pursuant to the Plan shall be determined by the Committee, consistent with the terms of the Plan, and shall be set forth and confirmed in an agreement which shall be in such form and contain such provisions as shall be determined from time to time by the Committee and which shall be executed pursuant to and with reference to the Plan by the Company and the person to whom such Option, Right or Performance Award is granted. Any such agreement may contain any provisions, consistent with the terms of the Plan, as may be deemed necessary or appropriate and approved by the Committee and may be amended from time to time by written instrument executed by the Company and the person holding such Option, Right or Performance

                                       4
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Award to reflect any change in the provisions thereof made in accordance with the Plan. The agreements relating to Options, Rights and/or Performance Awards granted to the same person may be included in a single instrument or in separate instruments as determined from time to time by the Committee. With respect to an Incentive Stock Option, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable to qualify such Option as an "incentive stock option" within the meaning of Section 422A of the Code. With respect to any Option, Right or Performance Award, the Committee shall specify such terms and provisions as the Committee may determine to be necessary or desirable to comply with Section 16(a) or 16(b) of the 1934 Act and the rules and regulations thereunder, in effect from time to time.

     Section 1.7  NOTICE OF EXERCISE.  Each exercise of an Option or Right must
                  ------------------
be evidenced by written notice of exercise to the Company in form satisfactory to the Committee.


                                      II
                                 STOCK OPTIONS

     Section 2.1  OPTION TERMS.  The Committee shall establish the option price
                  ------------
per share at the time any Option is granted, and such option price per share shall not be less than the greater of (a) 50% of the Fair Market Value per share of the shares subject to such Option on the day such Option is granted or (b) the per share par value of such shares; provided, however, that, so long as required by the Code, the option price per share for an Incentive Stock Option shall not be less than 100% (or 110% if the holder of the Incentive Stock Option owns stock possessing more than 10% of the combined voting power of all classes of stock of BancTec or any Parent or Subsidiary) of the Fair Market Value per share of the shares subject to such Option on the day such Option is granted. The option price will be subject to adjustment in accordance with the provisions of Section 5.6 of the Plan. Options may be granted under the Plan for terms of not more than ten years from the date of grant thereof.

     Section 2.2  CONTINUATION OF EMPLOYMENT.  Each Option by its terms shall
                  --------------------------
require the employee granted such Option to remain in the continuous employ of the Company and/or a Subsidiary for such period or periods as the Committee shall determine at the time of grant, from the date of grant of his Option before the right to exercise any part of the Option will accrue, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion shorten such period or periods.

     Section 2.3  EXERCISE OF OPTIONS.  Subject to the provisions of this
                  -------------------
Article II, each Option shall become and be exercisable at such time or times and during such period or periods, in full or in such installments (which may be cumulative or noncumulative), as may be determined by the Committee at the time of the grant of such Option, provided that the Committee at any time, or from time to time, after the time of grant may in its discretion accelerate the exercisability of all or any portion of any Option by accelerating the date on which it was initially to have become exercisable and/or, in the case of Options exercisable in installments, accelerating the dates on which all or any portion of any or all of such installments were initially to have become exercisable.

     Section 2.4  OPTION PRICE.  The option price of each share purchased
                  ------------
pursuant to exercise of each Option shall be paid either (i) entirely in cash or
(ii) if permitted by the Committee in its sole

                                       5
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discretion, partially or entirely in full shares of Common Stock, with the balance, if any, to be paid in cash. Any payment of the option price in shares of Common Stock shall be credited toward the option price at the Fair Market Value per share of such shares on the date of payment. Any payment to the Company in shares of Common Stock as permitted by this Section 2.4 shall vest in the Company good and unencumbered title thereto, free and clear of all liens, restrictions, charges, encumbrances and adverse claims, and shall be effected by delivery of the certificate(s) representing such shares, duly endorsed in blank or accompanied by stock power(s) duly executed in blank and otherwise in proper form for transfer.


                                      III
                           STOCK APPRECIATION RIGHTS

     Section 3.1  GRANT OF RIGHTS.  The Committee shall have authority in its
                  ---------------
discretion to grant an Additional Right, an Alternative Right, or both, to the holder of any Related Option with respect to all or a portion of the shares of Common Stock covered by such Related Option. Any such Right may be granted either at the time of grant of the Related Option or at any time thereafter during its term. Each Right shall be exercisable only if and to the extent that the Related Option (as it may from time to time be modified or amended and in effect) is exercisable. Upon the exercise of an Alternative Right, the Related Option (and any Additional Right with respect to which such Related Option is also a Related Option) shall terminate to the extent of the number of shares of Common Stock (covered by such Related Option) with respect to which such Alternative Right is exercised, and each holder of an Alternative Right granted under this Plan by his exercise thereof shall confirm his agreement to such termination of the Related Option, any such Additional Right or portion thereof. Upon the exercise of a Related Option, any Alternative Right with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock with respect to which the Related Option was exercised. Upon the expiration, termination or cancellation of a Related Option, all Rights with respect to such Related Option shall terminate to the extent of the number of shares of Common Stock with respect to which the Related Option expired or was terminated or cancelled.

     Section 3.2  ADDITIONAL RIGHTS.  Upon the exercise of a Related Option, the
                  -----------------
holder of an Additional Right granted with respect to such Related Option shall be entitled to receive an amount in cash equal to the product computed by multiplying (i) the Spread, by (ii) a percentage factor (which may be any percentage factor equal to or greater than 10% and equal to or less than 100%) as determined by the Committee at the time of the grant of such Additional Right or as determined in accordance with a formula for determination of such percentage factor established by the Committee at the time of the grant of such Additional Right. If no percentage factor or formula is otherwise specified by the Committee at the time of grant of such Additional Right, the percentage factor shall be deemed to be 100%. The Committee at any time, or from time to time, after the time of grant may in its discretion increase such percentage factor (or amend such formula so as to increase such factor) to not more than 100%.

     Section 3.3  ALTERNATIVE RIGHTS.  Upon the exercise of an Alternative
                  ------------------
Right, the holder thereof, subject to Section 3.4 of the Plan, shall be entitled at his election, to receive either:

     (i) the number of shares of Common Stock equal to the quotient computed by

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           dividing the Spread by the Fair Market Value per share of Common
           Stock on the date of exercise of the Alternative Right, provided, however, that in lieu of fractional shares of Common Stock Recognition shall pay cash equal to the same fraction of the Fair Market Value per share of Common Stock on the date of exercise of such Alternative Right, or

     (ii)  an amount in cash equal to the Spread, or

     (iii) a combination of (A) cash in the amount specified in such holder's notice of exercise and (B) a number of shares of Common Stock calculated as provided in clause (i) of this Section 3.3 after reducing the Spread by such cash amount, plus cash in lieu of fractional shares of Common Stock as provided above.

     Section 3.4  EXERCISE OF ALTERNATIVE RIGHTS.  To exercise an Alternative
                  ------------------------------
Right, the holder shall (i) give written notice thereof to the Company in form satisfactory to the Committee specifying (A) the number of shares (covered by the Related Option) with respect to which he is exercising the Alternative Right and (B) the amount he elects to receive in cash and/or the amount he elects to receive in shares with respect to the exercise of the Alternative Right. The date of exercise of an Alternative Right which is validly exercised shall be deemed to be the date on which Recognition shall have received the notice referred to in the preceding sentence.


                                      IV
                              PERFORMANCE AWARDS

     Section 4.1  PERFORMANCE AWARDS.  Performance Awards, stated in dollar
                  ------------------
amounts, may be granted by the Committee in its discretion at such time or times after the end of each Performance Year as may be determined by the Committee.
At the discretion of the Committee, Performance Awards may be payable either wholly in cash, wholly in full shares of Common Stock (with any fractional shares being payable in cash) or partly in cash and partly in full shares of Common Stock. Payment and/or delivery of a Performance Award, in the discretion of the Committee, may be made (i) in full at the time of grant of such Performance Award, or (ii) in any number of one or more annual or other deferred installments (which need not be equal), which shall be payable at such times and over such period of time as determined by the Committee. The number of shares of Common Stock to be delivered in payment of a Performance Award shall be determined by dividing the dollar amount of the Performance Award (or the portion thereof payable in shares of Common Stock) by the Fair Market Value per share of Common Stock on the date such Performance Award is granted (with any fractional share resulting from such determination to be paid in cash equal to the same fraction of the Fair Market Value per share of Common Stock on such date).

     Section 4.2  AWARD RESERVE.  The Award Reserve, at any time, shall equal
                  -------------
the sum of (i) the dollar amount, if any, determined by the Committee during the then current year for addition to the Award Reserve (which amount shall not exceed 5% of the Award Income for the preceding Performance Year), plus (ii) the aggregate dollar amount, if any, determined by the Committee in all prior years for addition to the Award Reserve, plus (iii) the dollar amount of the forfeited portion of any Performance Award previously granted, plus (iv) the dollar amount of any portion of any Performance Award previously paid which is attributable to Securities that have been forfeited and

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surrendered to the Company, less (v) the dollar amount of all Performance Awards granted prior to the date of determination. As promptly as practicable after the end of each Performance Year, the Committee shall determine (i) the then current total amount of the Award Reserve, (ii) the amount of Award Income for such Performance Year and (iii) the amount to be added to the Award Reserve in the then current year in respect of the preceding Performance Year.

     Section 4.3  EMPLOYMENT.  Notwithstanding the provisions of Section 4.1 of
                  ----------
the Plan, no Performance Award may be granted to any person unless he was an employee of the Company and/or any Subsidiary during a part of the Performance Year immediately preceding the year during which such Performance Award is proposed to be granted, and the aggregate dollar amount of the Performance Awards granted at any time may not exceed the total dollar amount of the Award Reserve at such time. Except as provided in Section 5.2 of the Plan, a deferred installment of any Performance Award shall not be paid or delivered if the employment of the recipient by Recognition and all Subsidiaries has terminated prior to the date on which such installment is to be paid, and the unpaid portion of each Performance Award shall be forfeited upon such termination of employment. The dollar amount of the forfeited deferred portion of any Performance Award and of any previously paid portion of any Performance Award in respect of which Securities have been forfeited and surrendered shall be added to the Award Reserve.


                                       V
                             ADDITIONAL PROVISIONS

     Section 5.1  NON-TRANSFERABILITY.  Options, Rights and Performance Awards
                  -------------------
shall not be transferable by the recipient otherwise than by Will or, if he dies intestate, by the laws of descent and distribution of the jurisdiction of his domicile at the time of his death, and such Options, Rights and Performance Awards shall be exercisable or payable during his lifetime only by or to such recipient or his guardian or legal representative.

     Section 5.2  TERMINATION OF EMPLOYMENT.  If the employment by the Company
                  -------------------------
and all Subsidiaries of a person who is the holder of any Option or Right or the recipient of any Performance Award shall terminate because of such person's discharge for cause, his rights under any then outstanding Option, Right and Performance Award shall terminate and be forfeited immediately as to any unexercised or unpaid portion thereof. If any such person's employment shall terminate for any reason other than for cause (other than by reason of his death or disability), (i) each outstanding Option held by him shall be exercisable by him at any time prior to the expiration date of the Option or within three months after the date of such termination of employment, whichever is the shorter period, but only to the extent such Option was exercisable at the date of such termination, (ii) each outstanding Right held by him shall be exercisable or payable to the extent and for the period that the Related Option is or becomes exercisable in accordance with its terms and (iii) the deferred installments of each Performance Award payable to him shall become immediately payable to the extent, if any, determined by the Committee, and the balance of such Performance Award shall be forfeited. In the event of termination of employment by reason of disability (of which the Committee shall be the sole judge) or the death of any such person while such person is an employee of the Company or a Subsidiary, (i) each outstanding Option held by him shall be fully exercisable (whether or not exercisable on the date of his death or termination of employment by reason of disability) at any time prior to the expiration date of the Option or within six months after the date of death or termination of employment, whichever is the shorter period, (ii) each outstanding Right held by him shall be exercisable or payable to the extent and for the period that the Related Option is or becomes exercisable in accordance with its terms and (iii) the deferred installments of each Performance Award payable to him shall become immediately payable in full. To the extent any Right or Option is not exercised or paid during the period after termination of the holder's employment specified in this Section 5.2, such Right and Option shall terminate at the end of such period. In the case of death or disability, Options and Alternative Rights shall be exercisable by and Additional Rights and Performance Awards shall be payable to the person or persons specified in such deceased person's Will or, if such deceased person shall have failed to make specific provision in his Will for such exercise or payment or shall have died intestate, or in the case of disability, when appropriate, by or to such person's guardian or legal representative. Anything to the contrary contained in this Section 5.2 notwithstanding, the Committee, in its sole discretion, may, at the time of the grant or at any time thereafter, increase the period or extent of, or accelerate, exercisability or payment of any Option, Right or Performance Award.

     Section 5.3  LEAVE OF ABSENCE.  The Committee may make such provisions
                  ----------------
regarding the effect of a leave of absence of any recipient as the Committee shall determine.

     Section 5.4  SECURITIES LAWS; COMPLIANCE WITH LAWS.  Each exercise or
                  -------------------------------------
payment of an Option, Right or Performance Award shall, at the election of the Committee, be contingent upon receipt by the Company from the recipient (or, in the event of his death or disability, his legal representatives, legatees or distributees) of such written representations (if any) concerning the recipient's (or their) intentions with regard to the acquisition, retention or disposition of the shares being acquired upon exercise or payment of such Option, Right or Performance Award and/or such written covenants and agreements (if any) as to the acquisition, retention and disposition of such shares as, in the opinion of the Committee, may be necessary to ensure that the acquisition and any disposition of such shares by the recipient or such other persons will not involve a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Each Option, Right and Performance Award shall be subject to the requirement that if at any time the Committee shall determine, in its discretion, that the listing, registration or qualification of Common Stock subject to such Option, Right or Performance Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with the granting of, such Option, Right or Performance Award or the issuance or delivery of shares thereunder, such Option, Right or Performance Award may not be exercised or paid in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Committee. Nothing in the Plan or in any Option, Right or Performance Award granted under it shall require the Company to issue or deliver any shares upon exercise or payment of any Options, Rights or Performance Awards if such issuance or delivery would, in the opinion of counsel for Recognition, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect.

     Section 5.5  ISSUANCE OF SHARES.  A person exercising an Option or
                  ------------------
Alternative Right or receiving a payment of an Additional Right or a Performance Award shall not be treated as having become the registered owner of any shares of Common Stock issuable or deliverable on such exercise or payment until such shares are issued and delivered.

     Section 5.6  ADJUSTMENT OF NUMBER AND KIND OF SHARES.  The 762,321 shares
                  ---------------------------------------
available for the Plan as provided in Section 1.3 of the Plan are a part of the Common Stock, par value $.01 per share, of BancTec, presently authorized in the Certificate of Incorporation of BancTec. In the event that a dividend shall be declared and paid upon the Common Stock payable in shares of Common Stock, the number of undelivered shares of Common Stock then subject to any Option, Right or Performance Award and the number of shares of Common Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option, Right or Performance Award, shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend. In the event that the outstanding shares of Common Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of BancTec, whether through amendment of the Company's certificate of incorporation, reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation (other than a merger or consolidation to which Section 5.7 of the Plan applies), then there shall be substituted for each undelivered share of Common Stock then subject to any Option or Performance Award and for each share of Common Stock at the time reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option or Performance Award, the number and kind of shares of stock or other securities into which each outstanding share of Common Stock shall be so changed or for which each such share shall be exchanged. In the event there shall be any change, other than as specified above in this Section 5.6, in the outstanding shares of Common Stock, then if the Committee shall, in its sole discretion, determine that such change equitably requires an adjustment or change in the number or kind of shares then reserved for sale or delivery pursuant to the Plan but not at the time covered by an Option or Performance Award and of undelivered shares then subject to an Option or Performance Award, such adjustment or change shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In the case of any such substitution or adjustment as provided for in this Section 5.6, the option price in each stock option agreement for each share covered thereby prior to such substitution or adjustment will be the option price for all shares which shall have been substituted for such share or to which such share shall have been adjusted pursuant to this Section 5.6. Upon the occurrence of any event requiring or resulting in an adjustment or substitution pursuant to this Section 5.6, the Committee shall make such adjustment in any outstanding Right as shall be necessary to correspond to any adjustment made to the Related Option pursuant to the terms hereof or of such Related Option. The determination of the Committee as to all adjustments and substitutions referred to in this Section
5.6 shall be conclusive. No adjustment or substitution provided for in this
Section 5.6 shall require the Company to deliver or sell a fractional share, and any fractional shares resulting from any adjustment or substitution pursuant to this Section 5.6 shall be eliminated from the applicable Option, Right or Performance Award. The provisions of this Section 5.6 shall apply with respect to successive dividends, amendments, reorganizations, recapitalizations, stock split-ups, combinations of shares, mergers, consolidations and changes of the kind referred to in this Section 5.6.

     Section 5.7  BUSINESS COMBINATIONS.  In the event that, while any Options,
                  ---------------------
Rights or Performance Awards are outstanding under the Plan, there shall occur
(a) a merger or consolidation of the Company with or into another corporation in which the Company shall not be the surviving corporation (for purposes of this Section 5.7, the Company shall not be deemed the surviving corporation in any such transaction if, as the result thereof, it becomes a wholly-owned subsidiary of another corporation), (b) a dissolution of the Company or (c) a transfer of all or substantially all of the assets of the Company in one transaction or a series of related transactions to one or more other persons or entities, then, with respect to each Option, Right and Performance Award outstanding immediately prior to the consummation of such transaction:

     (i) If provision is made in writing in connection with such transaction for the continuance and/or assumption of the Options, Rights and Performance Awards granted under the Plan, or the substitution for such Options, Rights and Performance Awards of new options, rights and awards equivalent to the Options, Rights and Performance Awards, with appropriate adjustment as to the number and kind of shares or other securities deliverable with respect thereto, the Options, Rights and Performance Awards granted under the Plan, or the new options, rights and awards substituted therefor, shall continue, subject to such adjustment, in the manner and under the terms provided in the respective agreements under Section 1.6.

     (ii) In the event provision is not made in connection with such transaction for the continuance and/or assumption of the Options, Rights and Performance Awards granted under the Plan, or for the substitution of equivalent options, rights and awards, then (A) each holder of an outstanding Option shall be entitled, immediately prior to the effective date of such transaction, to purchase the full number of shares that he would otherwise have been entitled to purchase during the entire remaining term of the Option, (B) the holder of any Alternative Right shall be entitled, immediately prior to the effective date of such transaction, to exercise such Right to the extent the Related Option is or becomes exercisable at such time in accordance with its terms, (C) the holder of any Additional Right shall be entitled to receive, to the extent the Related Option is exercised immediately prior to the effective date of such transaction, the full amount of cash he would have been entitled to receive if the Related Option had been exercised to such extent and the percentage factor relating to such Additional Right were 100%,
           (D) the recipient of any Performance Award shall be entitled, immediately prior to the effective date of such transaction, to receive all remaining installments of such Award and (E) any restriction or risk of forfeiture imposed pursuant to Section 1.1 of the Plan shall lapse immediately prior to the effective date of such transaction. The unexercised portion of any Option or Alternative Right and the portion of any Additional Right relating to the unexercised portion of the Related Option shall be deemed cancelled and terminated as of the effective date of such transaction.


                                      VI
                                 MISCELLANEOUS

      Section 6.1  AMENDMENT OF PLAN.  The Board of Directors of the Company
                   -----------------
shall have the right to amend, suspend or terminate the Plan at any time; provided that an amendment shall be subject to shareholder approval if such approval is required to comply with Rule 16b-3, the Code or the rules of any securities exchange on which securities of the Company are listed at the time such amendment is adopted. The Board of Directors may delegate to the Committee all or any portion of its authority under this Section 6.1. No amendment, suspension or termination (whether pursuant to this Section 6.1 or upon expiration of the stated term of the Plan) may, without the consent of the holder of an existing Option, Right or Performance Award, materially and adversely affect his rights under such Option, Right or Performance Award.


      Section 6.2  EFFECTIVE DATE AND DURATION OF PLAN; SHAREHOLDER APPROVAL.
                   ---------------------------------------------------------
The Plan shall become effective on November 30, 1990 and, unless sooner terminated pursuant to the terms hereof, the Plan shall terminate on November 30, 2000. The Plan (and each Option, Right and Performance Award granted under the Plan) will become null and void unless the Plan is approved no later than May 31, 1991, by the affirmative vote of the holders of a majority of the shares of voting stock of all classes of the Company present, or represented, and entitled to vote at a meeting of shareholders of the Company at which a majority of the outstanding shares of the Company's voting stock is voted on the proposal to approve the Plan. The agreement relating to each Option, Right and Performance Award granted under the Plan prior to approval of the Plan by shareholders as aforesaid shall expressly provide that such Option, Right or Performance Award will not be exercisable or payable prior to such approval and that such Option, Right or Performance Award will become null and void unless the Plan is approved by the shareholders as aforesaid no later than May 31, 1991.

      Section 6.3  RIGHT TO CONTINUED EMPLOYMENT.  Nothing in the Plan or in any
                   -----------------------------
Option, Right or Performance Award granted under it shall confer any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any of its Subsidiaries to terminate any employment at any time.

      Section 6.4  REQUESTED INFORMATION.  Each grantee of an Option, Right or
                   ---------------------
Performance Award shall furnish to the Company all information requested by it to enable it to comply with any reporting or other requirement imposed upon Recognition by or under any applicable statute or regulation.

      Section 6.5  PAYMENT OF TAXES.  Prior to the exercise of any Option or the
                   ----------------
exercise for shares of Common Stock of all or any portion of any Alternative Right or the payment of any Performance Award in whole or in part by the delivery of shares of Common Stock, the holder of such Option, Right or Performance Award shall make arrangements satisfactory to Recognition for the payment of any applicable federal or other withholding taxes payable as a result thereof, which arrangements may include the withholding of shares of Common Stock otherwise issuable upon the exercise or payment of such Option, Right or Performance Award. Appropriate amounts to pay any such taxes shall be deducted from any cash amount paid under the Plan.

      Section 6.6  HEADINGS.  The Article and Section headings contained in the
                   --------
Plan are for convenience and shall not affect the construction of the Plan.